Exhibit 21.1

Subsidiaries of Interval Leisure Group, Inc.(1)

Name	Jurisdiction of Organization
IIC Holdings, Incorporated	Delaware
Intercambios Internacionales de Vacaciones Interval International España SA	Spain
Intercambios Internacionales de Vacaciones S.A. de C.V.	Mexico
Interval European Holdings Limited	England and Wales and Delaware (dually incorporated)
Interval Holdings, Inc.	Delaware
Interval International Argentina S.A.	Argentina
Interval International Brasil Serviços Ltda.	Brazil
Interval International de Colombia, S.A.	Colombia
Interval International Devre Mulk Turizm Limited Sirketi	Turkey
Interval International Eastern Canada, Inc.	Canada (Ontario)
Interval International Egypt Ltd.	Egypt
Interval International Finland Oy	Finland
Interval International France S.A.	France
Interval International FZE	United Arab Emirates (Dubai)
Interval International GmbH	Germany
Interval International Greece Ltd.	Greece
Interval International Holdings, Inc.	Florida
Interval International Holdings Mexico, S.A. de C.V.	Mexico
Interval International, Inc.	Florida

(1) As of the effective date of IAC/InterActiveCorp’s pending spin-off of the Registrant described in the Registration Statement.

Name	Jurisdiction of Organization
Interval International India Private Limited	India
Interval International (Israel) Vacation Enterprises Limited	Israel
Interval International Italia SRL	Italy
Interval International Limited	England and Wales
Interval International Overseas Holdings, Inc.	Florida
Interval International Singapore (Pte) Ltd.	Singapore
Interval International South Africa (Pty) Ltd.	South Africa
Interval Resort & Financial Services, Inc.	Florida
Interval Servicios de Mexico S.A. de C.V.	Mexico
Interval Software Services (Europe) Limited	Northern Ireland
Interval Software Services, LLC	Florida
Interval Travel Limited	England and Wales
Interval UK Holdings Limited	England and Wales
Interval Vacation Exchange, Inc.	Delaware
Intervalo Internacional Prestação da Serviços Lda	Portugal
Meragon Financial Services, Inc.	North Carolina
Meridian Financial Services, Inc.	North Carolina
Organización Interval International, C.A.	Venezuela
REP Holdings, Ltd.	Hawaii
RQI Holdings, LLC	Hawaii
ResortQuest Hawaii, LLC	Hawaii
ResortQuest Real Estate of Hawaii, LLC	Hawaii

Name	Jurisdiction of Organization
Vacation Holdings Hawaii, Inc.	Delaware
Worldex Corporation	Florida
Worldwide Vacation & Travel, Inc.	Florida
XYZII, Inc.	Washington